UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2004

Toll Brothers, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3103 Philmont Avenue, Huntingdon Valley, PA	19006

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 938-8000

Item 5. OTHER EVENTS

     The Registrant is filing this Current Report on Form 8-K solely for the purpose of filing the Exhibits listed in Item 7(c) below.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c). Exhibits.

     The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit 4.1* Authorizing Resolutions relating to the $300,000,000 principal amount of 4.95% Senior Notes due 2014 of Toll Brothers Finance Corp. guaranteed on a Senior Basis by Toll Brothers, Inc. and certain of its subsidiaries.

Exhibit 4.2* Registration Rights Agreement dated as of March 16, 2004 by and among Toll Brothers Finance Corp., Toll Brothers, Inc., Banc One Capital Markets, Inc., Citigroup Global Markets Inc. and each of the initial purchasers named on Schedule A attached thereto.

Exhibit 10.1* Purchase Agreement dated March 9, 2004 by and among Toll Brothers Finance Corp., Toll Brothers, Inc., Banc One Capital Markets, Inc., Citigroup Global Markets Inc. and each of the initial purchasers named on Schedule A attached thereto.

* Filed electronically herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated: April 1, 2004	By: Joseph R. Sicree

Joseph R. Sicree
Vice President, Chief
Accounting Officer

EXHIBIT INDEX

The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit 4.1* Authorizing Resolutions relating to the $300,000,000 principal amount of 4.95% Senior Notes due 2014 of Toll Brothers Finance Corp. guaranteed on a Senior Basis by Toll Brothers, Inc. and certain of its subsidiaries.

Exhibit 4.2* Registration Rights Agreement dated as of March 16, 2004 by and among Toll Brothers Finance Corp., Toll Brothers, Inc., Banc One Capital Markets, Inc., Citigroup Global Markets Inc. and each of the initial purchasers named on Schedule A attached thereto.

Exhibit 10.1* Purchase Agreement dated March 9, 2004 by and among Toll Brothers Finance Corp., Toll Brothers, Inc., Banc One Capital Markets, Inc., Citigroup Global Markets Inc. and each of the Initial purchasers named on Schedule A attached thereto.

* Filed electronically herewith.